Exhibit 5.1

[Letterhead of Paul Hastings LLP]

April 2, 2013

LIN Television Corporation

One West Exchange Street, Suite 5A

Providence, RI 02903

Attention:  General Counsel

Re:          Re: LIN Television Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to LIN Television Corporation, a Delaware corporation (the “Company”), and the guarantors listed on Schedule I hereto (the “Guarantors”), in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the exchange of the Company’s 6 3/8% Senior Notes due 2021, which have been registered under the Securities Act (the “Exchange Notes”), for a like principal amount of its issued and outstanding 6 3/8% Senior Notes due 2021, which have not been registered under the Securities Act (the “Original Notes”), upon the terms and subject to the conditions set forth in the Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the “Exchange Offer”).  This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Exchange Notes and the guarantees thereof will be, and the Original Notes and the guarantees thereof are, governed by the indenture dated as of October 12, 2012 (as amended or supplemented through the date hereof, the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The Exchange Offer constitutes an offer to exchange up to $290,000,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of the Original Notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)         the Registration Statement;

(ii)        the Indenture;

(iii)       the Exchange Notes;

(iv)       the guarantees with respect to the Exchange Notes issued by each of the Guarantors (the “Guarantees”);

(v)        the certificate of formation, incorporation or limited partnership, as applicable, of the Company and each of the Guarantors, certified as of March 20, 2013 or March 26, 2013, as applicable, by the Secretary of State of the State of Delaware, and the limited liability company agreement, limited partnership agreement or bylaws, as applicable, of the Company and each of the Guarantors as presently in effect as certified by the respective Secretary of the Company and each of the Guarantors as of the date hereof;

(vi)       certificates of the Secretary of State of the State of Delaware as to the good standing of the Company and each of the Guarantors under the laws of the State of Delaware, certified as of March 20, 2013 or March 26, 2013, as applicable; and

(vii)      the resolutions adopted by the managing member, the general partner, or the board of directors, as applicable, of the Company and each of the Guarantors, certified by the respective Secretary of each such party, relating to the execution and delivery of, and the performance by the Company and each of the Guarantors of its respective obligations under, the Transaction Documents (as defined herein).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Exchange Notes, the Guarantees and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Transaction Documents by the Company and the Guarantors); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity and competency of all individuals executing documents; (vi) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company and the Guarantors), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Guarantors and other persons on which we have relied for the purposes of this opinion letter are true and correct. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.     When the Exchange Notes have been duly authenticated by The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, and duly executed and delivered on behalf of the Company as contemplated by the Registration Statement, the Exchange Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.     When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange of the Original Notes and (b)

the Guarantees on the Exchange Notes have been duly endorsed, the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity), including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, (ii) the Delaware General Corporation Law, (iii) the Delaware Limited Liability Company Act, (iv) the Delaware Revised Uniform Limited Partnership Act and (v) the federal laws of the United States and as provided in the next sentence.

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose.  This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to being named as counsel to the Company and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal matters” and to the inclusion of this opinion letter as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP

SCHEDULE I

Guarantors

Entity Name	Jurisdiction of Incorporation, Formation or Organization
LIN TV Corp.	Delaware
Indiana Broadcasting, LLC	Delaware
KXAN, Inc.	Delaware
KXTX Holdings, Inc.	Delaware
LIN of Alabama, LLC	Delaware
LIN of Colorado, LLC	Delaware
LIN of New Mexico, LLC	Delaware
LIN of Wisconsin, LLC	Delaware
LIN Television of Texas, Inc.	Delaware
LIN Television of Texas, L.P.	Delaware
North Texas Broadcasting Corporation	Delaware
Primeland, Inc.	Delaware
TVL Broadcasting, Inc.	Delaware
TVL Broadcasting of Rhode Island, LLC	Delaware
WAVY Broadcasting, LLC	Delaware
WDTN Broadcasting, LLC	Delaware
WIVB Broadcasting, LLC	Delaware
WOOD License Co., LLC	Delaware
WOOD Television, Inc.	Delaware
WTNH Broadcasting, Inc.	Delaware
WUPW Broadcasting, LLC	Delaware
LIN License Company, LLC	Delaware
WWLP Broadcasting, LLC	Delaware
LIN Mobile, LLC	Delaware